PROMISSORY NOTE

$177,380                       Salt Lake City, Utah            December 31, 1999


         FOR VALUE RECEIVED, the undersigned, AMERICAN FINANCIAL HOLDING, INC. ("Maker"), a Delaware corporation whose mailing address and principal office is 914 Rio Virgin Dr., St. George, Utah 84790, hereby promises to pay to TAMBORA FINANCIAL CORPORATION ("Payee"), a Utah Corporation whose mailing address and principal office is 914 Rio Virgin Dr., St. George, Utah 84790, the principal sum of One Hundred and Seventy-Seven Thousand Three Hundred Eighty and No/100 Dollars ($177,380), in lawful money of the United States of America for payment of private debts, together with interest (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 360 days) on the unpaid principal balance at a rate of eighteen percent (18%) per annum.

         1. Payments. This Note shall be due and payable from the first net proceeds received by Maker from the sale of Maker's common stock, but in any event no later than December 31, 2002.

         2. Time and Place of Payment. If any payment falls due on a day which is considered a legal holiday in the state of Utah, Maker shall be entitled to delay such payment until the next succeeding regular business day, but interest shall continue to accrue until the payment is in fact made. Each payment or prepayment hereon must be paid at the office of Payee set forth above, or at such other place as the Payee or other holder hereof may from time to time designate in writing.

         3. Prepayment. Maker reserves the right and privilege of prepaying this
Note in whole or in part at any time, or from time to time, without notice, premium, charge, or penalty. Prepayments on this Note shall be applied first to accrued and unpaid interest to the date of such prepayment and then to the unpaid principal balance hereof.

         4. Default. Maker shall be determined to be in default immediately upon the failure or refusal of Maker to pay principal of or interest on this Note within ten (10) days of when the same becomes due in accordance with the terms hereof. If Maker is determined to be in default, the holder of this Note may, at its option, (a) declare the entire unpaid balance of principal and accrued interest on this Note to be immediately due and payable without notice or demand, (b) offset against this Note any sum or sums owed by the holder hereof to Maker, (c) reduce any claim to judgment, (d) foreclose all liens and security interests securing payment thereof or any part thereof, and/or (e) proceed to protect and enforce its rights either by suit in equity and/or by action of law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise granted by this Note of any right, or to enforce any other legal or equitable right or remedy of the holder of this Note.

         5. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right, or single partial exercise of any such power or right under this Note, or under any other instrument executed pursuant hereto shall operate as a waiver thereof. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         6. Collection Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in

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equity or in bankruptcy, receivership, or other court proceedings, Maker agrees to pay all costs of collection, including but not limited to court costs and reasonable attorney's fees of the Payee.

         7. Waiver. Maker, and each surety, endorser, guarantor, and other party liable for the payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, and notice of protest and nonpayment, or other notice of default except as specified herein, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any partial payment, any release or change in any security for the payment of this Note, before or after maturity, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         8. Notices. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (a) when actually received by Maker, if delivered in person, or (b) if mailed, on the earlier of the date actually received or (whether ever received or not) two business days after deposit in the U. S. Mail, postage prepaid, addressed to Maker at its address on the first page.

         9. Successor and Assigns. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that neither Maker nor Payee may, without the prior written consent of the other, assign any rights, powers, duties, or obligations under this Note.

         10. Headings. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         11. Applicable Law. This Note is being executed and delivered, and is intended to be performed, in the state of Utah, and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of this Note except insofar as federal laws shall have application.

         EXECUTED effective the year and date first above written.

                                             AMERICAN FINANCIAL HOLDING, INC.


                                             By  /s/ Kenton L. Stanger
                                                -----------------------
                                                Kenton L. Stanger, President

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